AMENDMENT NO. 2 TO LOAN AGREEMENT AND WAIVER

AMENDMENT AGREEMENT (this "Amendment"), made as of March 26, 2001, between:

AMSOUTH BANK, an Alabama banking corporation (the "Bank"), with an office at 350 Park Avenue, New York, New York 10022, and CHYRON CORPORATION, a New York corporation (the "Borrower"), with its principal place of business at 5 Hub Drive, Melville, New York 11747.

WITNESSETH:

WHEREAS:

(A) The Bank and the Borrower entered into a loan agreement, dated as of March 29, 1999, pursuant to which the Bank made available to Borrower a total credit facility of up to Twelve Million Dollars ($12,000,000) (such agreement, as amended by the letter amendment described in paragraph (B) below, referred to hereinafter collectively as the "Loan Agreement");

(B) A letter amendment dated November 8, 2000 was signed by and between the Bank and the Borrower, which, among other things, amended section 7.3 of the Loan Agreement to add a new section 7.3(iv) with the former section 7.3(iv) becoming new section 7.3(v).

(C) The Borrower and the Bank wish to amend Section 7.2 of the Loan Agreement and to further amend Section 7.3 of the Loan Agreement to (i) permit Borrower to purchase all of the capital stock (the "Interocity Shares") of Interocity Development Corporation ("Interocity"), a New York corporation, from Rebecca Howland, Devon Copley, Robert Altemus, Metropolitan Venture Partners LLC, and Paul Lisiak (collectively, the "Interocity Sellers") pursuant to the terms and subject to the conditions of the Stock Purchase Agreement, dated January 16 , 2001 (the "Interocity Stock Purchase Agreement") among the Borrower, Interocity, and the Interocity Sellers, and (ii) ratify Borrower's purchase of 600 shares (the " VT Shares") of duly and validly issued, fully paid and non-assessable, common stock, par value $1.00 per share, of Video Technics, Inc. ("VT"), a Georgia corporation, from Mark Rivers, Brian Sisley and Michael Boling (collectively, the "VT Sellers") pursuant to the terms and subject to the conditions of the Stock Purchase and Rights Agreement, dated as of November 21, 2000 (the "VT Stock Purchase Agreement"), among the Borrower, VT, and the VT Sellers.

(D) Any capitalized terms not defined herein shall have the meanings ascribed thereto in the Loan Agreement. References to Sections and Subsections, unless otherwise indicated, are references to Sections and Subsections of the Loan Agreement.

NOW, THEREFORE, the parties hereto hereby agree as follows:

Article 1 Amendment to the Loan Agreement And Waiver.

Section 1.1 Incorporation By Reference.

This Amendment shall be deemed to be an amendment to the Loan Agreement and shall not be construed in any way as a replacement or substitution therefor. All of the terms and provisions of this Amendment are hereby incorporated by reference into the Loan Agreement as if such terms and provisions were set forth in full therein.

Section 1.2 Amendment to Section 7.2

Section 7.2 of the Loan Agreement is hereby amended, and the restriction therein on Borrower's acquisition or purchase of the stock of another business entity is hereby waived, for the exclusive purpose of permitting Borrower to purchase the Interocity Shares from the Interocity Sellers pursuant to the terms and conditions of the Interocity Stock Purchase Agreement.

Section 1.3 Amendment to Section 7.3

Section 7.3(v) of the Loan Agreement is hereby amended by deleting the reference to Seven Hundred Fifty Thousand Dollars ($750,000) in its entirety and inserting in replacement thereof One Million Eighty-One Thousand Two Hundred Fifty Dollars ($1,081,250) for the exclusive purpose of ratifying Borrower's purchase of the VT Shares from the VT Sellers pursuant to the terms and conditions of the VT Stock Purchase Agreement. In the event Borrower divests itself of the VT Shares, this Section 1.3 shall be of no further force or effect and the reference to Seven Hundred Fifty Thousand Dollars ($750,000) in section 7.3(v) shall be automatically reinstated for all purposes.

Article 2 Conditions to Effectiveness of this Amendment.

The effectiveness of this Amendment and the obligations of the Bank hereunder shall be subject to satisfaction of all of the following conditions, as determined by the Bank in its sole discretion.

(a) Representations and Warranties. The representations and warranties made by the Borrower herein or which are contained in any certificate, document or financial or other statement furnished by the Borrower or any Subsidiary at any time under or in connection herewith shall be correct in all material respects on and as of the borrowing date for such extension of credit to be made on such date.

(b) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing.

(c) Guaranty. The Bank shall have received the acknowledgment of Pro-Bel Limited that the guaranty by Pro-Bel Limited in favor of the Bank dated March 29, 1999 remains in full force and effect with respect to the Loan Agreement, as amended hereby.

(d) Pledge Agreement. The Bank shall have received a stock pledge agreement duly executed by the Borrower pledging all of the Interocity Shares and the VT Shares to the Bank, together with the original stock certificates representing the Interocity Shares and the VT Shares and executed stock powers.

(e) Collateral Assignment of Interocity Stock Purchase Agreement. The Bank shall have received from the Borrower a Collateral Assignment of the Interocity Stock Purchase Agreement duly executed by Borrower, including, without limitation, the representations, warranties, indemnifications and any non-competition agreement of Interocity in favor of the Borrower, in form and substance satisfactory to the Bank.

(f) Additional Matters. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall be satisfactory in form and substance to the Bank and its counsel.

Article 3 Representations and Warranties.

Section 3.1 By Borrower's execution and delivery of this Amendment, Borrower hereby renews and remakes in favor of the Bank, as of the date hereof, all of Borrower's representations, warranties and covenants made in the Loan Documents, with the same effect as if they were made on and as of the date of this Amendment, other than any such representation or warranty which specifically relates to a specified prior date.

Section 3.2 Borrower hereby represents and warrants to the Bank that the execution, delivery and performance of this Amendment has been duly authorized by all necessary and proper action on the part of Borrower, and the execution, delivery and performance by Borrower of this Amendment (i) will not violate any provision of any applicable law or regulation or of any order, writ, judgment, injunction or decree of any governmental authority, (ii) will not violate any provisions of the certificate of incorporation or by-laws of Borrower, and (iii) will not violate any provision of, or constitute a default under, or result in the creation or imposition of any lien on any asset of Borrower pursuant to any contract, agreement or other undertaking to which the Borrower is a party or which is binding upon any of the Borrower, or upon any of Borrower's assets.

Article 4 Miscellaneous.

Section 4.1 All references in the Loan Agreement, and in all Loan Documents executed in connection therewith, shall be deemed to refer to the Loan Agreement as amended hereby.

Section 4.2 The Loan Agreement and all Loan Documents executed in connection therewith shall each be deemed amended, to the extent necessary, if any, to give effect to the provisions of this Amendment.

Section 4.3 As specifically amended herein, the Loan Agreement and all Loan Documents shall remain in full force and effect in accordance with its terms.

Section 4.4 Borrower hereby warrants and represents that as of the date hereof there are no offsets, counterclaims or defenses to its obligations and agreements as they exist as of the date hereof, in each case with respect to the performance of terms Borrower has been required to perform to date, or to the enforcement of the Bank's rights or remedies under the Loan Documents as they exist as of the date hereof and, if and to the extent any of the same exist, they are hereby waived in their entirety, it being acknowledged by each of the Borrower and the Guarantor that each of them has received good, valuable and sufficient consideration therefor.

Section 4.5 Subject to the provisions of the Loan Agreement, this Amendment shall be binding upon Borrower and its successors and assigns and shall inure to the benefit of the Bank and its successors and assigns.

Section 4.6 Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction or prohibited or unenforceable as to any person or entity shall, as to such jurisdiction, person or entity, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other person or entity.

Section 4.7 This Amendment shall be construed, enforced and interpreted according to the laws of the State of New York without giving effect to its conflicts or choice of laws provisions.

Section 4.8 This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

Section 4.9 Borrower and Bank hereby irrevocably waive all right to trial by jury in any action, proceeding or counterclaim arising out of relating to this Amendment or the Loan.

Section 4.10 With regard to all dates and time periods set forth or referred to in this Amendment, time is of the essence.

Section 4.11 This Amendment supersedes all prior agreements, whether written or oral, between the parties with respect to its subject matter and constitutes a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

CHYRON CORPORATION

By: /s/ Dawn Johnston
Name: Dawn Johnston
Title: SR Vice President

AMSOUTH BANK

By: /s/ Barry S. Renow
Name: Barry S. Renow
Title: Attorney-In-Fact

The Guarantor hereby acknowledges that its Guaranty dated March 29, 1999 remains in full force and effect with respect to the Loan Agreement, as amended by the foregoing Amendment to the Loan Agreement, without any offset, defense or counterclaim.

PRO-BEL LIMITED

By: /s/ I.R. Henderson
Name: I.R. Henderson
Title: CEO